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                                                            EXHIBIT 99.27(h) xiv

                                AMENDMENT NO. 12

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated as of May 1, 1998, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); AIM Distributors, Inc., a Delaware corporation ("AIM"); Transamerica Life Insurance Company (formerly, PFL Life Insurance Company), an Iowa life insurance company ("LIFE COMPANY") and AFSG SECURITIES CORPORATION, a Pennsylvania corporation ("UNDERWRITER"), is hereby amended as follows:

Section 2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

                  2.3      APPLICABLE PRICE

                  (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange (or such other time set by the Board for purposes of determining the current net asset value of a Fund in accordance with Rule 22c-1 under the 1940 Act) on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of AVIF for receipt of orders relating to Contract transactions, in accordance with Section 22(c) and Rule 22c-1 under the 1940 Act, on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof. In connection with this Section 2.3(a), LIFE COMPANY represents and warrants that it will not submit any order for Shares or engage in any practice, nor will it allow or suffer any person acting on its behalf to submit any order for Shares or engage in any practice, that would violate or cause a violation of applicable law or regulation including, without limitation Section 22 of the 1940 Act and the rules thereunder.

                  (b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.

                  (c) Without limiting the scope or effect of Section 1.1 hereof, pursuant to which the Board may reject a Share purchase order by or on behalf of LIFE COMPANY under the circumstances described therein, LIFE COMPANY and Underwriter agree to cooperate with the Fund and AIM to prevent any person exercising, or purporting to exercise, rights or privileges under one or more Contracts (including, but not limited to Contract owners, annuitants, insureds or

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         participants, as the case may be (collectively, "Participants")) from engaging in any trading practices in any Fund that the Board or AIM determines, in good faith and in their sole discretion, to be detrimental or potentially detrimental to the other shareholders of the Fund, or to be in contravention of any applicable law or regulation including, without limitation, Section 22 of the 1940 Act and the rules thereunder. Such cooperation may include, but shall not be limited to, identifying the person or persons engaging in such trading practices, facilitating the imposition of any applicable redemption fee on such person or persons, limiting the telephonic or electronic trading privileges of such person or persons, and taking such other remedial steps, all to the extent permitted or required by applicable law.

Section 6.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

                  6.3 FUNDS TO REMAIN AVAILABLE

                  Notwithstanding any termination of this Agreement by LIFE COMPANY, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless AIM or the Board determines that doing so would not serve the best interests of the shareholders of the affected Funds or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any (i) terminations under Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement or
         (ii) any rejected purchase and/or redemption order as described in
         Section 2.3(c) hereof.

Section 22 is hereby added to the Agreement:

                           SECTION 22. FORCE MAJEURE

                  Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the Party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.

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Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Aggressive Growth Fund            AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Balanced Fund                     AIM V.I. Money Market Fund
AIM V.I. Basic Value Fund                  AIM V.I. Premier Equity Fund
AIM V.I. Blue Chip Fund                    AIM V.I. Real Estate Fund(2)
AIM V.I. Capital Appreciation Fund         AIM V.I. Small Cap Equity Fund
AIM V.I. Capital Development Fund          INVESCO VIF - Core Equity Fund
AIM V.I. Core Equity Fund                  INVESCO VIF - Dynamics Fund
AIM V.I. Dent Demographic Trends Fund      INVESCO VIF - Financial Services Fund
AIM V.I. Diversified Income Fund           INVESCO VIF - Health Sciences Fund
AIM V.I. Government Securities Fund        INVESCO VIF - Leisure Fund
AIM V.I. Growth Fund(1)                    INVESCO VIF - Small Company Growth Fund
AIM V.I. High Yield Fund(1)                INVESCO VIF - Technology Fund(1)
AIM V.I. International Growth Fund         INVESCO VIF - Total Return Fund
AIM V.I. Large Cap Growth Fund             INVESCO VIF - Utilities Fund

(1) Effective April 30, 2004, AIM V.I. Growth Fund acquired the assets of INVESCO VIF - Growth Fund; AIM V.I. High Yield Fund acquired the assets of INVESCO VIF - High Yield Fund; and INVESCO VIF - Technology Fund acquired the assets of AIM V.I. New Technology Fund and INVESCO VIF - Telecommunications Fund.

(2)      Formerly, INVESCO VIF - Real Estate Opportunities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

-        Retirement Builder Variable Annuity Account

-        Separate Account VUL-A

-        PFL Variable Life Account A

-        Separate Account VA A

-        PFL Corporate Account One (1940 Act Exclusion)

-        Separate Account VA B

-        Separate Account VA C

-        Separate Account VA D

-        Separate Account VA F

-        Separate Account VA I

-        Separate Account VA J

-        Separate Account VA-K

-        Separate Account VA L

-        Separate Account VA P

-        Retirement Builder Variable Annuity Account

-        Separate Account VA Q

-        Separate Account VA R

-        Separate Account VA S

-        Transamerica Corporate Separate Account Sixteen

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CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

- Transamerica Life Insurance Company Policy Form No. AV288 101 95 796 under marketing names: "Retirement Income Builder II Variable Annuity" and "Portfolio Select Variable Annuity"

- Transamerica Life Insurance Company Policy Form No. WL851 136 58 699 under the marketing name "Legacy Builder Plus"

- Transamerica Life Insurance Company Policy Form No. APUL0600 699 under the marketing name "Variable Protector"

- Transamerica Life Insurance Company Policy Form No. AV337 101 100397 under the marketing name "The Atlas Portfolio Builder Variable Annuity"

- Transamerica Life Insurance Company Form No. WL 712 136 84 798 under the marketing name "Advantage V"

- Transamerica Life Insurance Company Policy Form No. AV720 101 148 102 under the marketing name "Transamerica Landmark Variable Annuity"

- Transamerica Life Insurance Company Policy Form No. AV400 101 107 198 under the marketing name "Transamerica Freedom Variable Annuity"

- Transamerica Life Insurance Company Policy Form No. AV710 101 147 102 under the marketing name "Transamerica EXTRA Variable Annuity"

- Transamerica Life Insurance Company Policy Form No. AV474 101 122 1099 under the marketing name "Transamerica Access Variable Annuity"

- Transamerica Life Insurance Company Policy Form No. AV288 101 95 796 under the marketing name "Premier Asset Builder Variable Annuity"

- Transamerica Life Insurance Company Policy Form No. AV288 101 95 796 under the marketing name "Principal-Plus Variable Annuity"

- Transamerica Life Insurance Company Policy Form No. AVI 200 1 0100 under the marketing name "Immediate Income Builder II"

- Transamerica Life Insurance Company policy Form No. AV721 101 149 1001 under the marketing name "Retirement Income Builder - BAI Variable Annuity"

- Transamerica Life Insurance Company Policy Form No. AV721 101 149 1001 under the marketing name "Transamerica Preferred Advantage Variable Annuity"

- Transamerica Life Insurance Company Policy Form No. AV721 101 149 1001 under the marketing names: "Transamerica Opportunity Builder" and Transamerica Traditions

- Transamerica Life Insurance Company Policy Form No. AV288 101 95 796 under the marketing name Portfolio Select Variable Annuity

-        Transamerica Life Insurance Company Policy Form No. AV864 101 165 103

-        Transamerica Life Insurance Company Policy Form No. AV1025 101 178 903

- Transamerica Life Insurance Company Policy Form No. AV865 101 167 103 under the marketing name "Huntington Allstar Select"

- Transamerica Life Insurance Company Form No. EM VC1 TL703 under the marketing name "Advantage X"

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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: May 1, 2004

                                             AIM VARIABLE INSURANCE FUNDS

Attest:______________________________        By:  ______________________________

Name:  ______________________________        Name: _____________________________

Title: ______________________________        Title:_____________________________

                                             AIM DISTRIBUTORS, INC.

Attest:______________________________        By:  ______________________________

Name:  ______________________________        Name: _____________________________

Title: ______________________________        Title:_____________________________

                                             TRANSAMERICA LIFE INSURANCE COMPANY

Attest:______________________________        By: _______________________________

Name:  ______________________________        Name: John K. Carter

Title: ______________________________        Title:   Assistant Secretary

                                             AFSG SECURITIES CORPORATION

Attest:______________________________        By:  ______________________________

Name:  ______________________________        Name: _____________________________

Title: ______________________________        Title:_____________________________

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